                                                                    EXHIBIT 4.6
===============================================================================


                           VALERO ENERGY CORPORATION



                                      and



                              THE BANK OF NEW YORK



                                   as Trustee

                                  ----------

                    7 3/4% Senior Deferrable Notes due 2005

                                  ----------

                          FIRST SUPPLEMENTAL INDENTURE



                           Dated as of June 28, 2000




===============================================================================

                  FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 2000, (herein called the "First Supplemental Indenture"), between Valero Energy Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), party of the first part, and The Bank of New York, a New York banking corporation, as Trustee under the Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                  WITNESSETH:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 12, 1997 (hereinafter called the "Indenture"), to provide for the issuance from time to time of certain of its unsecured senior notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Indenture; and

                  WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture; and

                  WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $177,835,075 to be designated the "7 3/4% Senior Deferrable Notes due 2005" (the "Senior Notes"), and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Indenture and this First Supplemental Indenture has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Senior Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Indenture and this First Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

                  WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and

                  WHEREAS, VEC Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public up to $172,500,000, in aggregate liquidation amount of its 7 3/4% Trust Preferred Securities (the "Preferred Securities") and, in connection therewith, the Company has agreed to purchase up to $5,335,075 in value of the aggregate liquidation amount of the Trust's common securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities"), each representing an undivided beneficial interest in the assets of the Trust, and proposes to invest the proceeds from such offerings in up to $177,835,075 aggregate principal amount of the Senior Notes;

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                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  Section 1.1 Definition of Terms. Unless the context otherwise requires:

                           (a) a term not defined herein that is defined in the
Indenture has the same meaning when used in this First Supplemental Indenture;

                           (b) a term defined anywhere in this First
Supplemental Indenture has the same meaning throughout;

                           (c) the singular includes the plural and vice versa;

                           (d) a reference to a Section or Article is to a
Section or Article of this First Supplemental Indenture;

                           (e) headings are for convenience of reference only
and do not affect interpretation;

                           (f) the following terms have the meanings given to
them in the Declaration: (i) Applicable Margin; (ii) Applicable Principal Amount; (iii) Common Securities; (iv) Delaware Trustee; (v) Failed Remarketing;
(vi) Guarantee; (vii) Majority in Liquidation Amount; (viii) Preferred Securities; (ix) Preferred Security Certificate; (x) Property Trustee; (xi) Redemption Amount; (xii) Redemption Price; (xiii) Regular Trustees; (xiv) Remarketing Agreement; (xv) Tax Event; (xvi) Remarketing Date; (xvii) Reset Rate; (xviii) Tax Event Redemption; (xix) Treasury Portfolio; and (xx) Two-Year Benchmark Treasury Rate;

                           (g) the following terms have the meanings given to
them in the Purchase Contract Agreement: (i) Cash Settlement; (ii) PEPS Units;
(iii) Purchase Contract and (iv) Purchase Contract Settlement Date; (v) Treasury PEPS Unit; (vi) Global Certificate;

                           (h) the following terms have the meanings given to
them in this Section 1.1(h):

                           "Business Day" means any day other than a Saturday
                  or Sunday or a day on which banking institutions in the city of New York, New York or San Antonio, Texas are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Trustee or the Property Trustee is closed for business.



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                           "Declaration" means the Amended and Restated
                  Declaration of Trust of the Trust, dated as of June 28, 2000, as amended and restated from time to time.

                           "Direct Action" has the meaning specified in Section
                  6.2.

                           "Primary Treasury Dealer" means a primary U.S.
                  government securities dealer in New York City.

                           "Purchase Contract Agreement" means the Purchase
                  Contract Agreement dated as of June 28, 2000 between the Company and The Bank of New York, as Purchase Contract Agent.

                           "Quotation Agent" means (i) Morgan Stanley & Co.
                  Incorporated and its respective successors, provided that if Morgan Stanley & Co. Incorporated ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer therefor, or (ii) any other Primary Treasury Dealer selected by the Company.

                           "Remarketing" means (i) as long as the Trust has not
                  been liquidated, the operation of the procedures for remarketing specified in Section 7.13 of the Declaration and
                  (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Section 5.02 of the Purchase Contract Agreement.

                           "Remarketing Agent" shall mean Morgan Stanley & Co.
                  Incorporated or any successor remarketing agent selected by the Company.

                                  ARTICLE II
                     TERMS AND ISSUANCE OF THE SENIOR NOTES

                  Section 2.1 Issue of Senior Notes. A series of Securities which shall be designated the "7 3/4% Senior Deferrable Notes due 2005" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this First Supplemental Indenture (including the form of Senior Note set forth as Exhibits A and B hereto). The aggregate principal amount of Senior Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $177,835,075. The Senior Notes shall be initially issued in certificated form to the Trust (the "Initial Senior Notes") and shall be substantially in the Form of Exhibit B attached hereto. The terms of such Senior Notes are herein incorporated by reference and are part of the First Supplemental Indenture.



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                  Section 2.2 Maturity. Unless a Tax Event Redemption occurs, the entire principal amount of the Senior Notes will mature and become due and payable together with any accrued and unpaid interest thereon, on August 18, 2005 (the "Maturity Date").

                  Section 2.3 Global Senior Notes. If distributed to holders of Preferred Securities in connection with the involuntary or voluntary liquidation and dissolution of the Trust:

                           (a) If the Preferred Securities are held in
book-entry form, the Initial Senior Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Security in the form of Exhibit A in an aggregate principal amount equal to all Outstanding Senior Notes (a "Global Senior Note"). The Depositary for the Global Senior Note will be The Depository Trust Company. The Global Senior Note will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Property Trustee. The Company upon any such presentation shall execute a Global Senior
Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Senior Notes issued as a Global Senior Note will be made to the Depositary or its nominee.

                           (b) If any Preferred Securities are held in non
book-entry certificated form ("Non Book-Entry Preferred Securities"), the Initial Senior Notes may be presented to the Trustee by the Property Trustee, and such Non Book-Entry Preferred Securities will be deemed to represent beneficial interests in Senior Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until the Preferred Security Certificates representing such Non Book-Entry Preferred Securities are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Senior Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Senior Notes, Senior Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  Section 2.4 Interest. (a) Each Senior Note will bear interest at the rate of 7 3/4% per annum from June 28, 2000 until the Purchase Contract Settlement Date, and at the Reset Rate thereafter, payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, commencing August 18, 2000 (the "Interest Payment Dates").

                  (b) The Regular Record Dates for the payment of interest on the Senior Notes on any Interest Payment Date, shall be (i) as long as the Senior Notes are represented by a Global Senior Note or the Initial Senior Notes, the Business Day preceding each Interest Payment Date or (ii) if the Senior Notes are issued pursuant to Section 2.3(b) above, the fifteenth Business Day prior to each Interest Payment Date.



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                  (c) The interest rate on the Senior Notes outstanding on and after the Remarketing Date will be reset to the Reset Rate. The Reset Rate will be equal to the rate per annum that results from the Remarketing, provided that if a Failed Remarketing occurs, the Reset Rate will be equal to (i) the Two-Year Benchmark Treasury Rate plus (ii) the Applicable Margin.

                  (d) The amount of interest payable on the Senior Notes for any period will be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

                  Section 2.5 Redemption. (a) If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Senior Notes, redeem the Senior Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event, at a price equal to, for each Senior Note, the Redemption Price. The aggregate Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of redemption (the "Tax Event Redemption Date") or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Tax Event Redemption Date. Such redemption shall otherwise be in accordance with the provisions of Article III of the Indenture.

                  (b) Except as provided in Section 2.5(a), the Company will have no right to redeem the Senior Notes.

                  (c) The Senior Notes will not be subject to a sinking fund provision.

                  Section 2.6 Events of Default. So long as the Senior Notes are held by the Trust, it shall be an Event of Default with respect to the Senior Notes if the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence except in connection with (i) the distribution of the Senior Notes held by the Trust to the holders of the Preferred Securities and Common Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities or (iii) a consolidation, conversion, amalgamation, merger or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.

                  Section 2.7 Paying Agent; Security Registrar. If the Senior Notes are issued in certificated form, the Paying Agent and the Security Registrar for the Senior Notes shall be the Property Trustee.

                  Section 2.8 Extension of Interest Payment Period. The Company shall have the right at any time and from time to time, prior to August 18, 2003, to defer payments of interest by extending the interest payment period of such Senior Notes for a period not exceeding


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12 consecutive quarters or extending beyond August 18, 2003 (the "Extension
Period"), during which Extension Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.8, will bear interest thereon at the rate of 7 3/4% compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Senior Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Senior Notes in whose names the Senior Notes are registered in the Security Register on the first Regular Record Date after the end of the Extension Period. During any such Extension Period or an Event of Default, however, the Company shall not (a) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to the Senior Notes in the right of payment issued by the Company, or (b) make any guarantee payments with respect to any guarantee by the Company of any securities of any of its subsidiaries if such guarantee ranks junior to the Senior Notes in right of payment or (c) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, except for or as a result of (i) dividends or distributions in, or options, warrants or rights to subscribe for or purchase, the Company's common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for or into another class or series of the Company's capital stock; (iv) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and (v) the purchase of the Company's common stock in connection with the Company's normal course issuer bid-purchases for the satisfaction by the Company of its obligations under any benefit plans for the Company and the Company's subsidiaries' directors, officers or employees or under any of the Company's dividend reinvestment plans. Prior to the expiration of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 12 quarters or extend beyond August 18, 2003. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extension Period.

                  Section 2.9 Notice of Extension. The Company shall give written notice to the Trustee of its election of any Extension Period (or any further extension thereof) at least five Business Days before the earlier of
(i) the date the interest on the Senior Notes would have been payable except for the election to begin or extend the Extension Period; (ii) the date the Trustee is required to give notice to any securities exchange or to Holders of Senior Notes of the Record Date or the Interest Payment Date, and (iii) the Record Date.



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                  Section 2.10 Place of Payment. The Place of Payment will be initially the principal corporate trust office of the Trustee which, at the date hereof, is located at 101 Barclay, 21 West, New York, New York 10286,
Attention: Corporate Trust Administration Department.

                                  ARTICLE III
                                    EXPENSES

                  Section 3.1 Payment of Expenses. In connection with the offering, sale and issuance of the Senior Notes to the Trust in connection with the sale of the Preferred Securities and Common Securities by the Trust, the Company will:

                           (a) pay for all costs and expenses relating to the
offering, sale and issuance of the Senior Notes, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture; and

                           (b) pay for all costs and expenses of the Trust,
including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities; the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Regular Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

                           (c) be primarily liable for any indemnification
obligations arising with respect to the Declaration; and

                           (d) pay any and all taxes (other than United States
withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                                   ARTICLE IV
                                   COVENANTS

                  Section 4.1 Covenants in the Event of an Event of Default. As long as the Senior Notes are held by the Trust, if an Event of Default occurs and written notice of such event has been given to the Company, then the Company may not:

                           (a) declare or pay any dividends or distributions
on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; or

                           (b) make any payment of principal, interest or
premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior in interest to the Senior Notes or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks on a parity with


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or junior in interest to the Senior Notes; other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such Event of Default requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company, (v) redemptions or repurchases of any rights pursuant to a rights agreement and (vi) payments under the Guarantee.

                  Section 4.2 Additional Covenants Relating to the Trust. For as long as the Preferred Securities remain outstanding, the Company will:

                           (a) maintain, directly or indirectly, 100% ownership
of the Common Securities;

                           (b) cause the Trust to remain a statutory business
trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Declaration;

                           (c) use its commercially reasonable efforts to
ensure that the Trust will not be an "investment company" required to be registered under the Investment Company Act of 1940;

                           (d) not take any action that would be reasonably
likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

                           (e) pay all of the debts and obligations of the
Trust (other than with respect to the securities issued by the Trust) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees and all costs and expenses relating to the operation of the Trust) and any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust after paying such expenses will be equal to the amounts the Trust would have received had no such costs or expenses been incurred by or imposed on the Trust.

                                   ARTICLE V
                         ORIGINAL ISSUE OF SENIOR NOTES

                  Section 5.1 Original Issue of Senior Notes. Senior Notes in an aggregate principal amount of up to $177,835,075 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes upon receipt of a Company Order for authentication and delivery, without any further action by the Company.



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

                                  ARTICLE VI
                   RIGHTS OF HOLDERS OF PREFERRED SECURITIES

                  Section 6.1 Preferred Security Holders' Rights. Notwithstanding Section 507 of the Indenture, if the Property Trustee fails to enforce its rights under the Senior Notes after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person.

                  Section 6.2 Direct Action. Notwithstanding any other provision of the Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Senior Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against the Company (a "Direct Action") to enforce payment to such holder of the principal or interest on Senior Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

                  Section 6.3 Payments Pursuant to Direct Actions. The Company will have the right to set off against its obligations to the Trust, as Holder of the Senior Notes, any payment made to a holder of Preferred Securities in connection with a Direct Action.

                  Section 6.4 Modifications. So long as any Preferred Securities remain outstanding, (i) no amendment to this Indenture shall be made that adversely affects the holders of the Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount (as defined in the Declaration) of the Preferred Securities then outstanding unless and until the principal of (and premium, if any, on) the Senior Note and all accrued and unpaid interest thereon have been paid in full, and (ii) no amendment shall be made to this Article VI of this First Supplemental Indenture that would impair the rights of the holders of the Preferred Securities without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal of (and premium, if any, on) the Senior Note and all accrued and unpaid interest thereon have been paid in full.

                                  ARTICLE VII
                                  REMARKETING

                  Section 7.1 Effectiveness of this Article. Upon a distribution of the Senior Notes upon the liquidation and dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration, the Senior Notes shall be Remarketed in accordance with the Remarketing procedures of the Declaration where all references in the Remarketing procedures to Preferred Securities shall be read as references to the Senior Notes, unless the context requires otherwise. Until such a distribution, or if such distribution occurs


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

after the Remarketing of the Preferred Securities pursuant to the Declaration, this Article VII will have no effect.

                                 ARTICLE VIII
                            ACCELERATION OF MATURITY

                  Section 8.1 Automatic Acceleration. Notwithstanding Section 502 of the Indenture, if an Event of Default with respect to the Senior Notes specified in clauses (5) or (6) of Section 501 of the Indenture occurs and is continuing, the principal of the Senior Notes shall become due and payable immediately, without any declaration, notice or other act on the part of the Trustee or any holder thereof.

                                  ARTICLE IX
                                 MISCELLANEOUS

                  Section 9.1 Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this First Supplemental Indenture forms a part thereof.

                  Section 9.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  Section 9.3 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 9.4 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 9.5 Separability Clause. In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 9.6 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  Section 9.7 Governing Law. This First Supplemental Indenture and each Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.



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

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested and the Company has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                             VALERO ENERGY CORPORATION




[Seal]                                       By:
                                                -------------------------------
                                                John D. Gibbons, Vice President
                                                and Chief Financial Officer

Attest:


--------------------------------
Jay D. Browning, Secretary


                                             THE BANK OF NEW YORK
                                             as Trustee



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


Attest:



--------------------------------
Name:
Title:

STATE OF TEXAS          )
                        )  ss.:
COUNTY OF BEXAR         )

                  On the 28th day of June 2000, before me personally came John
D. Gibbons, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Chief Financial Officer of Valero Energy Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                            ------------------------------------
                                            Notary Public,
                                            State of Texas




STATE OF ________          )
                           ) ss.:
COUNTY OF________          )

                  On the ____ day of June 2000, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is ________________ of The Bank of New York, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.



                                            ------------------------------------
                                            Notary Public,
                                            State of________________

                                                                      EXHIBIT A



                    [FORM OF FACE OF SENIOR DEFERRABLE NOTE]



THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.



REGISTERED                                                            REGISTERED



                           VALERO ENERGY CORPORATION



                         % SENIOR DEFERRABLE NOTE DUE 2005
                      ---


                                                                   $
                                                                    -----------



                  VALERO ENERGY CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay VEC Trust I, or registered assigns, the principal sum of _______________________ Dollars on August 18, 2005, and to pay interest on said principal sum from __________, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 18, May 18, August 18 and November 18 of each year (an "Interest Payment Date") commencing August 18, 2000, at the rate of ___% per annum until August 18, 2003, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the First Supplemental Indenture. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, referred to on the reverse side hereof, be paid to the Holder in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder.

                  Interest on the Securities is deferrable in accordance with the terms of the First Supplemental Indenture.

                  This Security is, to the extent provided in the Indenture, unsecured and will rank in right of payment on a parity with all other unsecured and unsubordinated obligations of the Company.

                  Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                   VALERO ENERGY CORPORATION



Dated:                             By:
                                      ---------------------------------------
                                      John D. Gibbons, Vice President
                                      and Chief Financial Officer


                                      Attest:



                                      By:
                                         ----------------------------------
                                         Jay D. Browning, Secretary



                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

                     This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:                                     THE BANK OF NEW YORK, as
                                           Trustee



                                           By:
                                              ----------------------------------
                                              Authorized Signatory

                  (FORM OF REVERSE OF SENIOR DEFERRABLE NOTE)

                           VALERO ENERGY CORPORATION

                         % SENIOR DEFERRABLE NOTE DUE 2005
                      ---




                  This Senior Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 12, 1997, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The Bank of New York as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary is at any time unwilling or unable to continue as Depositary for such series, (y) the Company executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                      EXHIBIT B

                    [FORM OF FACE OF SENIOR DEFERRABLE NOTE]



No.                                                                   REGISTERED
    -------


                           VALERO ENERGY CORPORATION

                         % SENIOR DEFERRABLE NOTE DUE 2005
                      ---
                                                                   $
                                                                    -----------

                  VALERO ENERGY CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay VEC Trust I, or registered assigns, the principal sum of _______________________ Dollars on August 18, 2005, and to pay interest on said principal sum from __________, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 18, May 18, August 18 and November 18 of each year (an "Interest Payment Date") commencing August 18, 2000, at the rate of 7 3/4% per annum until August 18, 2003, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the First Supplemental Indenture. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, referred to on the reverse side hereof, be paid to the Holder in whose name this Security (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder

                  Interest on the Securities is deferrable in accordance with the terms of the First Supplemental Indenture.

                  This Security is, to the extent provided in the Indenture, unsecured and will rank in right of payment on a parity with all other unsecured and unsubordinated obligations of the Company.

                  Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                         VALERO ENERGY CORPORATION



Dated:                                   By:
                                            -----------------------------------
                                            John D. Gibbons, Vice President
                                            and Chief Financial Officer

                                         Attest:


                                         By:
                                            -----------------------------------
                                            Jay D. Browning, Secretary





                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

                     This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:                                       THE BANK OF NEW YORK,
                                             as Trustee


                                             By:
                                                -------------------------------
                                                Authorized Signatory

                  (FORM OF REVERSE OF SENIOR DEFERRABLE NOTE)

                           VALERO ENERGY CORPORATION

                      ___% SENIOR DEFERRABLE NOTE DUE 2005



                  This Senior Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 12, 1997, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.